 Exhibit 99: Actual Sale Price of Shares Sold Monday, September 8, 2003 (Table I, Line 2)

400 shares at $23.58
400 shares at $23.59
5,400 shares at $23.60
1,500 shares at $23.62
8,200 shares at $23.63
600 shares at $23.64
600 shares at $23.65
200 shares at $23.67
1,300 shares at $23.68
1,900 shares at $23.69
7,400 shares at $23.70
1,000 shares at $23.73
1,200 shares at $23.74
9,000 shares at $23.75
3,600 shares at $23.76
5,400 shares at $23.77
4,800 shares at $23.78
1,700 shares at $23.79
400 shares at $23.80